Exhibit 23.1




               Consent of Independent Certified Public Accountants



We consent to the incorporation by reference in the Registration Statement (Forms S-8 Nos. 33-78296,33-84554, and 33-11765) of Hydron Technologies, Inc. and the related Prospectuses of our report dated March 5, 1999, with respect to the consolidated statements of operations, shareholders' equity, and cash flows of Hydron Technologies, Inc. and its subsidiaries for the year ended December 31, 1998 included in this Annual Report on Form 10-K, as amended, for the year ended December 31, 2000.


                                                           /s/ Ernst & Young LLP

West Palm Beach, Florida
May 2, 2001

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